UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : August 8, 2005
ECHOSTAR COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA		88-0336997
(State or other jurisdiction of	0-26176	(IRS Employer
incorporation)	(Commission File Number)	Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)
(303) 723-1100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     At a meeting on August 8, 2005, the Board of Directors of EchoStar Communications Corporation (“EchoStar”) established a Nominating Committee, composed solely of independent directors. Among other things, the Board directed the Nominating Committee to recommend three candidates meeting the independence criteria set by the Nasdaq Stock Market for consideration by EchoStar’s full Board of Directors for inclusion in the Proxy Statement in connection with EchoStar’s 2005 Annual Meeting of Shareholders, scheduled to be held on October 6, 2005. The Nominating Committee recommended three independent directors, C. Michael Schroeder, Steven R. Goodbarn and Tom A. Ortolf, for inclusion in the Proxy Statement. The full Board of Directors adopted the recommendations of the Nominating Committee. Those nominees, together with six other current directors, are expected to be included in EchoStar’s Proxy Statement scheduled to be mailed on or about August 24, 2005. Mr. Raymond L. Friedlob, a member of our Board of Directors since 1995 and Chairman of our Audit Committee, will not stand for reelection to the Board of Directors at our Annual Meeting of Shareholders.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Exhibits.
Not applicable.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR COMMUNICATIONS CORPORATION
Date: August 12, 2005	By:	/s/ David K. Moskowitz
David K. Moskowitz
Executive Vice President, General Counsel and Secretary

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